Exhibit 10.18

PROMISSORY NOTE

AMOUNT: $17,000.00	August 28, 2014

FOR VALUE RECEIVED, Thomas Szoke (hereinafter refer to as the , “Borrower”), promises to pay IIM Global Corporation (hereafter refer to as the “Holder”), at 160 E. Lake Brantley, Longwood, Florida 32779 or at such other place as Holder hereof may from time to time designate in writing, the principal sum of Seventeen Thousand Dollars ($17,000.00), with interest accruing on the unpaid principal at the rate of Eight percent (8%) per annum from August 28, 2014 until paid. The aforementioned principal sum represents monies owed to IIM Global Corporation for a loan made to Thomas Szoke.

The principal and interest under this Promissory Note is payable in full by no later than December 31st 2014. This Promissory Note may, in whole or in part, be prepaid without penalty before the maturity date hereof.

Should the Maker default under or otherwise breach this Promissory Note and not cure said default or breach on or before the tenth (10th) day after Holder gives Borrower written notice thereof, by personal delivery or certified mailing, all principal remaining unpaid and interest accruing thereon shall, at the option of Holder, become immediately due and payable to Holder. Notice shall be deemed given on the date of personal delivery or date of mailing, whichever applies. No delay or failure in giving notice of said default or breach shall constitute a waiver of the right of Holder to exercise said right in the event of a subsequent or continuing default or breach. Furthermore, in the event of such default or breach, Borrower promises to pay Holder all collection and/or litigation costs incurred, including reasonable attorney fees and court costs, whether judgment is rendered or not.

This Promissory Note has been entered into and shall be performed in Seminole County, Florida, and shall be construed in accordance with the laws of Florida and any applicable federal statutes or regulations of the United States. Any claims or disputes concerning this Note shall, at the sole election of Holder, be adjudicated in Seminole County, Florida.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

/s/ Thomas Szoke
THOMAS SZOKE (Borrower)
921 Parkside Pointe Blvd,
Apopka, Florida 32712